UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2020

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi’an, China 710075

(Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2020, Future FinTech Group Inc., a Florida corporation (the “Company”), entered into a Consulting Service Agreement (the “Agreement”) with Dragon Investment Holding Limited (Malta) (the “Consultant”), a company incorporated in Malta, pursuant to which Consultant will: (i) help the Company to locate new merger projects globally, develop new merger strategy and provide the Company with at least five (5) merger and acquisition targets that have synergy with the Company’s business and development plans and could clearly contribute to the Company’s strategic goals each year; (ii) help the Company to map out new growth strategies in addition to its current business; (iii) work with the Company to explore new lines of business and associated growth strategies; and (iv) conduct market research and evaluating variable projects and providing feasibility studies per Company’s request from time to time. The term of the Agreement is three years. In consideration of the services to be provided by Consultant to the Company, the Company agrees to pay the Consultant a three-year consulting fee totaling $ 3 million. The Company shall issue a total of 3,750,000 restricted shares of common stock of the Company (the “Shares”) at a price of $0.80 per share as the payment for the above mentioned consultant fee to the Consultant. The parties agree that no shares will be issued until the board of directors of the Company (the “Board”) and NASDAQ approve the issuance of the Shares. The Company agrees to issue the Shares in the name of the Consultant within 10 days after approval from the Board and NASDAQ, among which 1,500,000 shares should be released to the Consultant immediately upon issuance, 1,125,000 shares will be held by the Company and released to the Consultant on January 25, 2021 if this Agreement has not been terminated and there has been no breach of Agreement by the Consultant at such time, and the last 1,125,000 shares will be held by the Company and released to the Consultant on January 25,2022 if this Agreement has not been terminated and there has been no breach of the Agreement by the Consultant at such time. If the second and/or third release of the shares mentioned above does not occur, such shares shall be returned to the Company as treasury shares. If NASDAQ does not approve the issuance of the Shares, the parties agree to negotiate other payment methods and, if no agreement can be reached by the parties, this Agreement shall be terminated immediately. The shares contemplated in the Agreement will be issued pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number	Description
10.1	Consulting Service Agreement by and between Future FinTech Group Inc. and Dragon Investment Holding Limited (Malta) dated January 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: January 29, 2020	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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